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                               STATE OF DELAWARE                      PAGE   1

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MAXWELL TECHNOLOGIES, INC.", FILED IN THIS OFFICE ON THE NINTH DAY OF FEBRUARY, A.D. 1998, AT 2 O'CLOCK P.M.








                                          /s/ Edward J. Freel
                               [SEAL]    ------------------------------------
                                          EDWARD J. FREEL, SECRETARY OF STATE

          2105646 8100                    AUTHENTICATION:   8910574

          981050641                                 DATE:   02-09-98


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                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           MAXWELL TECHNOLOGIES, INC.

                  ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF
                   SECTION 242 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

     The undersigned, Kenneth F. Potashner, President, and Donald M. Roberts, Secretary, of MAXWELL TECHNOLOGIES, INC., a corporation existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation"), do hereby certify as follows:

     FIRST:    That the Restated Certificate of Incorporation of the Corporation
was filed in the Office of the Secretary of State of Delaware on February 17, 1987.

     SECOND:   That Article FOURTH of the Restated Certificate of
Incorporation is amended to read as follows:

          "The total number of shares of all classes of stock which the Corporation shall have authority to issue is Forty Million (40,000,000) shares, consisting of Forty Million (40,000,000) shares of Common Stock, par value $0.10 per share (the "Common Stock").

     THIRD:    That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to its Restated Certificate of Incorporation to be executed on its behalf by its President and Secretary this 28th day of January, 1998.


                                               /s/ Kenneth F. Potashner
                                               Kenneth F. Potashner, President


                                               /s/ Donald M. Roberts
                                               Donald M. Roberts, Secretary